Exhibit 5

                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                                Atlanta, GA 30084

                                                                (404) 873-8500

                                                                (404) 873-8501

                                  November 3, 2000

Rollins, Inc.
2170 Piedmont Road, NE
Atlanta, Georgia   30324

         Re:               Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is rendered in connection with the proposed issue and sale by Rollins, Inc., a Delaware corporation ("Rollins"), of up to 1,800,000 shares of Rollins common stock (the "Shares"), pursuant to Rollins' 1998 Employee Stock Incentive Plan (the "Plan") upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed by Rollins with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). We have acted as counsel for Rollins in connection with the issuance and sale of the Shares by Rollins.

         In rendering the opinion contained herein, we have relied in part upon examination of Rollins' corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, and assuming that the purchase price of each of the Shares will exceed the par value thereof, we are of the opinion that the Shares have been duly and validly authorized and when sold in the manner contemplated by the Plan, and upon receipt by Rollins of payment therefor, and upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                      Sincerely,


                                      ARNALL GOLDEN & GREGORY, LLP

                                       5